Exhibit 99.1

SWISHER HYGIENE ANNOUNCES PRIVATE PLACEMENT OF

SUBSCRIPTION RECEIPTS

CHARLOTTE, NC – February 11, 2011 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI) today announced that it has entered into an engagement letter with a syndicate of agents (the “Agents”) in respect of a private placement of subscription receipts of Swisher Hygiene on a marketed, best efforts basis (the “Offering”). The Offering consists of a private placement of up to 12,262,500 subscription receipts (excluding the penalty stock described below) at a price of CDN$4.75 (US$4.80) per subscription receipt for gross proceeds of up to CDN$58,246,875 (US$58,817,694). Swisher Hygiene intends to use the proceeds, after deducting expenses of the Offering including Agents’ fees of up to 5%, for general corporate purposes, including in connection with a potential strategic acquisition.

The Offering is expected to close on or before February 24, 2011, and is subject to certain closing conditions, including the execution of a definitive transaction agreement in connection with the potential acquisition, and the receipt of the approval of the Toronto Stock Exchange and all other necessary regulatory approvals. Upon closing of the potential acquisition, each subscription receipt will entitle the holder to acquire a share of the common stock of Swisher Hygiene (the “Common Stock”) on a one-for-one basis, without payment of any additional consideration. The net proceeds from the Offering will be placed in escrow. If the potential acquisition is not completed by March 31, 2011, the subscription receipts will automatically terminate and be cancelled and the principal amount subscribed for plus accrued interest will be returned to the holders of the subscription receipts. The subscription receipts and underlying Common Stock will be subject to applicable United States and Canadian securities law resale restrictions.

Swisher Hygiene has agreed to use its commercially reasonable efforts to file a resale registration statement with the U.S. Securities and Exchange Commission relating to the shares of Common Stock underlying the subscription receipts. If the registration statement is not filed or declared effective within specified time periods, or if it ceases to be effective after the expiration of certain grace periods, the initial subscribers of subscription receipts will be entitled to receive an additional 0.1 of a share of Common Stock for each share of Common Stock underlying the subscription receipts.

The securities to be offered in the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the subscription receipts or the Common Stock of Swisher Hygiene.

Cautionary Statement on Forward-Looking Information

All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. Forward-looking statements include, but are not limited to, possible events and statements with respect to possible events. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.

Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements, except to the extent required by applicable law.